Exhibit 99.1

January 26, 2021

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5908

Alaska Air Group reports fourth quarter 2020 and full-year results

Financial Results:
•Reported net loss for the fourth quarter and full year 2020 under Generally Accepted Accounting Principles (GAAP) of $430 million, or $3.47 per diluted share, and $1.3 billion, or $10.59 per diluted share. These results compare to fourth quarter 2019 net income of $181 million, or $1.46 per diluted share, and full year 2019 net income of $769 million, or $6.19 per diluted share.
•Reported adjusted net loss for the fourth quarter and full year 2020, excluding payroll support program wage offsets, special items, and mark-to-market fuel hedging adjustments, of $316 million, or $2.55 per diluted share, and $1.3 billion, or $10.17 per diluted share. These results compare to fourth quarter 2019 adjusted net income of $181 million, or $1.46 per diluted share, and full year 2019 adjusted net income of $798 million, or $6.42 per diluted share.
•Reported adjusted net debt of $1.7 billion, flat from December 2019 despite a 59% decline in operating revenues for the year.
•Reported a debt-to-capitalization ratio, including certain short-term borrowings, of 61%.
•Held $3.3 billion in unrestricted cash and marketable securities as of December 31, 2020.

Liquidity and Fleet Updates:
•Accessed approximately $5 billion in new liquidity in 2020, including $1.2 billion raised in the capital markets and approximately $600 million in bank financing.
•Reached an agreement with the U.S. Treasury in January 2021 to receive an extension of payroll support totaling $533 million, $266 million of which was received on January 15, 2021.
•Extended the period available to draw funds under the CARES Act loan program from March 26, 2021 to May 28, 2021.
•Announced plans to expand the mainline fleet and restructure the existing aircraft purchase agreement with Boeing. In total, Air Group will take delivery of 68 737-9 MAX aircraft between 2021 and 2024, inclusive of 32 previous purchase commitments and 13 aircraft to be leased from Air Lease Corporation.
•Took delivery of Alaska's first 737-9 MAX aircraft on January 24, 2021, which is expected to enter revenue service on March 1, 2021.
•Permanently removed an additional 20 Airbus A320 aircraft from the fleet in the fourth quarter, resulting in 40 Airbus aircraft removed in 2020. A total of 31 Airbus aircraft remain in the operating fleet as of the end of the year.
•Held $3.4 billion in cash and marketable securities as of January 22, 2021, and total liquidity of $5.2 billion.

Operational and Guest Safety Updates
•Announced seven new routes in the fourth quarter, including three "fun and sun" destinations connecting Anchorage to Las Vegas, Denver and San Francisco, and expanded service from Southern California to Austin and New York.
•Eliminated change fees, and extended the flexible travel policy for tickets purchased through March 31, 2021.
•Implemented Next-Level Care initiative, which includes more than 100 measures designed to create a safe experience for guests and employees. These efforts were highlighted in the Alaska Safety Dance video.
•Named the safest U.S. airline by AirlineRatings.com in their annual Top 20 Safest Airline report.
•Launched the West Coast International Alliance with American Airlines on January 1, 2021, which will unlock new benefits for Alaska Mileage Plan members in the spring.
•Partnered with healthcare providers to offer rapid and standardized COVID-19 testing for those guests traveling to destinations that require a negative result.
•Received diamond level certification from the Airline Passenger Experience Association for the health and safety standards Alaska and Horizon Air have implemented to keep guests safe throughout their journey.
•Launched pre-clearance program for guests traveling to the Hawaiian Islands from the West Coast with an approved negative COVID-19 test.
•Announced a partnership with Microsoft to use sustainable aviation fuel to offset the environmental impact of certain business air travel.
•Announced oneworld benefits for elite Mileage Plan members, providing tier status in the global alliance to Alaska's elite members, as the company works toward joining oneworld on March 31, 2021.

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported a fourth quarter 2020 GAAP net loss of $430 million, or $3.47 per diluted share, compared to net income of $181 million, or $1.46 per diluted share in 2019. Excluding the impact of payroll support program wage offsets, special items and mark-to-market fuel hedge adjustments, the company reported a fourth quarter adjusted net loss of $316 million, or $2.55 per diluted share, compared to adjusted net income of $181 million, or $1.46 per diluted share in the fourth quarter of 2019.
The company reported a full-year 2020 GAAP net loss of $1.3 billion, compared to net income of $769 million in the prior year. Excluding the impact of payroll support program wage offsets, special items and mark-to-market fuel hedge adjustments, the company reported an adjusted net loss of $1.3 billion, or $10.17 per diluted share for 2020, compared to adjusted net income of $798 million, or $6.42 per diluted share in 2019.
"We are not out of the woods, but we are seeing signs of brighter days ahead" said Air Group CEO Brad Tilden. "The people of Alaska and Horizon have really shown their grit over the past year, and the rest of the leadership team and I could not be more proud of them. We're positioned to come out of this crisis with our balance sheet unimpaired and our competitive advantages intact, and both of these set us up for a strong future and a long runway for growth."
The following tables reconcile the company's adjusted net income and earnings per diluted share (EPS) during the full year and fourth quarters of 2020 and 2019 to amounts as reported in accordance with GAAP:

	Three Months Ended December 31,
	2020		2019
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income (loss) and diluted EPS	$(430)	$(3.47)	$181	$1.46
Payroll support program wage offset	(22)	(0.18)	—	—
Mark-to-market fuel hedge adjustments	(8)	(0.07)	(5)	(0.04)
Special items - impairment charges and other	255	2.06	—	—
Special items - restructuring charges	(102)	(0.82)	—	—
Special items - merger-related costs	1	0.01	5	0.04
Special items - net non-operating	26	0.21	—	—
Income tax effect on special items and fuel hedge adjustments	(36)	(0.29)	—	—
Non-GAAP adjusted net income (loss) and diluted EPS	$(316)	$(2.55)	$181	$1.46

	Twelve Months Ended December 31,
	2020		2019
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income (loss) and diluted EPS	$(1,307)	$(10.59)	$769	$6.19
Payroll support program wage offset	(782)	(6.33)	—	—
Mark-to-market fuel hedge adjustments	(8)	(0.06)	(6)	(0.05)
Special items - impairment charges and other	605	4.90	—	—
Special items - restructuring charges	220	1.78	—	—
Special items - merger-related costs	6	0.05	44	0.35
Special items - net non-operating	26	0.21	—	—
Income tax effect on special items and fuel hedge adjustments	(16)	(0.13)	(9)	(0.07)
Non-GAAP adjusted net income (loss) and diluted EPS	$(1,256)	$(10.17)	$798	$6.42

Statistical data, as well as a reconciliation of other reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the fourth quarter and full year results will be streamed online at 8:30 a.m. Pacific time on January 26, 2021. It can be accessed through alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as "Alaska" and "Horizon," respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Company's Quarterly Report on Form 10-Q for the year ended September 30, 2020, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations, and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 115 destinations across the United States and North America. The airline provides essential air service for our guests along with moving crucial cargo shipments, while emphasizing Next-Level Care. Alaska is known for low fares, award-winning customer service and sustainability efforts. Guests can earn and redeem miles on flights to more than 800 destinations worldwide with Alaska and its Global Partners. On March 31, 2021, Alaska will officially become a member of the oneworld global alliance. Learn more about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2020	2019	Change	2020	2019	Change
Operating Revenues:
Passenger revenue	$657	$2,057	(68)%	$3,019	$8,095	(63)%
Mileage Plan other revenue	108	119	(9)%	374	465	(20)%
Cargo and other	43	52	(17)%	173	221	(22)%
Total Operating Revenues	808	2,228	(64)%	3,566	8,781	(59)%

Operating Expenses:
Wages and benefits	474	638	(26)%	2,053	2,370	(13)%
Variable incentive pay	65	38	71%	130	163	(20)%
Payroll support program wage offset	(22)	—	NM	(782)	—	NM
Aircraft fuel, including hedging gains and losses	155	470	(67)%	723	1,878	(62)%
Aircraft maintenance	77	96	(20)%	321	437	(27)%
Aircraft rent	70	84	(17)%	299	331	(10)%
Landing fees and other rentals	94	143	(34)%	417	531	(21)%
Contracted services	43	75	(43)%	181	289	(37)%
Selling expenses	18	77	(77)%	101	313	(68)%
Depreciation and amortization	100	106	(6)%	420	423	(1)%
Food and beverage service	20	55	(64)%	90	214	(58)%
Third-party regional carrier expense	36	41	(12)%	128	166	(23)%
Other	97	148	(34)%	407	559	(27)%
Special items - impairment charges and other	255	—	NM	605	—	NM
Special items - restructuring charges	(102)	—	NM	220	—	NM
Special items - merger-related costs	1	5	(80)%	6	44	(86)%
Total Operating Expenses	1,381	1,976	(30)%	5,319	7,718	(31)%
Operating Income (Loss)	(573)	252	NM	(1,753)	1,063	NM
Non-operating Income (Expense):
Interest income	8	11	(27)%	31	42	(26)%
Interest expense	(34)	(18)	89%	(98)	(78)	26%
Interest capitalized	3	4	(25)%	11	15	(27)%
Other - net	1	(6)	NM	17	(26)	NM
Special charges - net non-operating	(26)	—	NM	(26)	—	NM
Total Non-operating Expense	(48)	(9)	NM	(65)	(47)	38%
Income (Loss) Before Income Tax	(621)	243		(1,818)	1,016
Income tax (benefit) expense	(191)	62		(511)	247
Net Income (Loss)	$(430)	$181		$(1,307)	$769

Basic Earnings (Loss) Per Share:	$(3.47)	$1.47		$(10.59)	$6.24
Diluted Earnings (Loss) Per Share:	$(3.47)	$1.46		$(10.59)	$6.19

Shares Used for Computation:
Basic	124.013	123.129		123.450	123.279
Diluted	124.013	124.245		123.450	124.289

Cash dividend declared per share	$—	$0.35		$0.375	$1.40

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	December 31, 2020	December 31, 2019
Cash and marketable securities	$3,346	$1,521
Other current assets	660	516
Current assets	4,006	2,037
Property and equipment-net	6,211	6,902
Operating lease asset	1,400	1,711
Goodwill	1,943	1,943
Intangible assets-net	107	122
Other assets	379	278
Total assets	$14,046	$12,993

Air traffic liability	1,073	900
Current portion of long-term debt	1,138	235
Current portion of operating lease liabilities	290	269
Other current liabilities	1,770	1,797
Current liabilities	$4,271	$3,201
Long-term debt	2,357	1,264
Long-term operating lease liabilities	1,268	1,439
Other liabilities and credits	3,145	2,758
Shareholders' equity	3,005	4,331
Total liabilities and shareholders' equity	$14,046	$12,993

Debt-to-capitalization ratio, including operating leases	61%	41%
Number of common shares outstanding	124.218	123.000

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.

The Company believes that cash burn is an important metric to investors in evaluating the Company's ability to maintain liquidity and manage cash on hand. We define cash burn as all cash flows, excluding the impact of any CARES Act funding or proceeds from new borrowings, one-time vendor advances, plus net activities from marketable securities.

Our daily cash burn for the quarter and year ended December 31, 2020, is reconciled from our statement of cash flows as follows:

(in millions)	Year Ended December 31, 2020	Nine Months Ended September 30, 2020(a)	Three Months Ended December 31, 2020(b)
Net cash provided by (used in) operating activities	$(234)	$116	$(350)
Less: Payroll support program grant	(753)	(753)	—
Adjusted net cash used in operating activities	(987)	(637)	(350)
Net cash provided by (used in) investing activities	(593)	(767)	174
Net cash provided by (used in) financing activities	1,981	2,286	(305)
Adjusted net increase (decrease) in cash, cash equivalents and restricted cash	401	882	(481)

Adjusted to remove:
Payroll support program note and equity	298	298	—
CARES Act loan program and equity	135	135	—
Net secured debt issuances (payments)(c)	1,711	1,724	(13)
Net credit facility draws (payments)(d)	363	363	—
Net marketable security activity(e)	(676)	(593)	(83)
Early out and severance payments(f)	(31)	—	(31)
Advance vendor rebate(g)	38	50	(12)
Total adjustments	1,838	1,977	(139)

Adjusted cash burn	$(1,437)	$(1,095)	$(342)
Days in the period	366	274	92
Average daily cash burn	$(4)	$(4)	$(4)
(a) As reported in Form 10-Q for the third quarter 2020.
(b) Cash burn for the three months ended December 31, 2020, can be calculated by subtracting cash flows for the nine months ended September 30, 2020, as previously reported in Form 10-Q for the third quarter 2020, from the year-ended December 31, 2020.
(c) Secured debt issuances are presented net of related issuance costs and collateral-based prepayments.
(d) Credit facility draws are presented net of collateral-based prepayments.
(e) Net marketable security activity represents net purchases and sales activity of marketable securities, plus any unrealized gains or losses on outstanding securities.
(f) In the fourth quarter of 2020, the Company paid severance payments to certain employees through voluntary and involuntary leaves.
(g) In the third quarter of 2020, the Company received an advance payment of a vendor rebate. This rebate will be recognized into earnings and adjusted into cash burn over the next 12 month period.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	3,916	11,715	(66.6)%	17,927	46,733	(61.6)%
RPMs (000,000) "traffic"	4,366	13,928	(68.7)%	20,493	56,040	(63.4)%
ASMs (000,000) "capacity"	9,631	16,648	(42.1)%	37,114	66,654	(44.3)%
Load factor	45.3%	83.7%	(38.4) pts	55.2%	84.1%	(28.9) pts
Yield	15.06¢	14.77¢	2.0%	14.73¢	14.45¢	1.9%
RASM	8.39¢	13.38¢	(37.3)%	9.61¢	13.17¢	(27.0)%
CASMex(b)	11.35¢	9.01¢	26.0%	12.25¢	8.70¢	40.8%
Economic fuel cost per gallon(b)	$1.39	$2.21	(37.1)%	$1.58	$2.19	(27.9)%
Fuel gallons (000,000)	117	216	(45.9)%	461	862	(46.5)%
ASM's per gallon	82.3	77.2	6.7%	80.5	77.3	4.1%
Average full-time equivalent employees (FTEs)	16,050	22,506	(28.7)%	17,596	22,126	(20.5)%
Employee productivity (PAX/FTEs/months)	81.3	173.5	(53.1)%	84.9	176.0	(51.8)%
Mainline Operating Statistics:
Revenue passengers (000)	2,545	8,805	(71.1)%	12,280	35,530	(65.4)%
RPMs (000,000) "traffic"	3,622	12,496	(71.0)%	17,438	50,413	(65.4)%
ASMs (000,000) "capacity"	8,047	14,895	(46.0)%	31,387	59,711	(47.4)%
Load factor	45.0%	83.9%	(38.9) pts	55.6%	84.4%	(28.8) pts
Yield	13.54¢	13.69¢	(1.1)%	13.48¢	13.39¢	0.7%
RASM	7.73¢	12.53¢	(38.3)%	9.01¢	12.36¢	(27.1)%
CASMex(b)	10.60¢	8.27¢	28.2%	11.57¢	8.00¢	44.6%
Economic fuel cost per gallon(b)	$1.37	$2.19	(37.4)%	$1.59	$2.17	(26.7)%
Fuel gallons (000,000)	88	182	(51.4)%	358	731	(51.0)%
ASM's per gallon	90.9	81.8	11.1%	87.7	81.7	7.3%
Average number of FTEs	11,665	16,771	(30.4)%	13,214	16,642	(20.6)%
Aircraft utilization	8.3	10.8	(23.1)%	8.3	10.9	(23.9)%
Average aircraft stage length	1,298	1,303	(0.4)%	1,272	1,299	(2.1)%
Operating fleet(d)	197	237	(40) a/c	197	237	(40) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	1,371	2,910	(52.9)%	5,647	11,203	(49.6)%
RPMs (000,000) "traffic"	744	1,432	(48.0)%	3,055	5,627	(45.7)%
ASMs (000,000) "capacity"	1,584	1,753	(9.6)%	5,727	6,943	(17.5)%
Load factor	47.0%	81.7%	(34.7) pts	53.3%	81.0%	(27.7) pts
Yield	22.47¢	24.22¢	(7.2)%	21.90¢	23.90¢	(8.4)%
Operating Fleet	94	95	(1) a/c	94	95	(1) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes 40 Airbus aircraft permanently parked during 2020.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenue	$490	$167	$—	$—	$657	$—	$657
CPA revenue	—	—	105	(105)	—	—	—
Mileage Plan other revenue	90	18	—	—	108	—	108
Cargo and other	42	—	—	1	43	—	43
Total Operating Revenues	622	185	105	(104)	808	—	808
Operating Expenses
Non-fuel operating expenses	853	266	85	(110)	1,094	132	1,226
Fuel expense	121	42	—	—	163	(8)	155
Total Operating Expenses	974	308	85	(110)	1,257	124	1,381
Total Non-operating Income (Expense)	(18)	—	(6)	2	(22)	(26)	(48)
Income (Loss) Before Income Tax	$(370)	$(123)	$14	$8	$(471)	$(150)	$(621)

	Three Months Ended December 31, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenue	$1,711	$346	$—	$—	$2,057	$—	$2,057
CPA revenues	—	—	110	(110)	—	—	—
Mileage Plan other revenue	107	12	—	—	119	—	119
Cargo and other	49	1	—	2	52	—	52
Total Operating Revenues	1,867	359	110	(108)	2,228	—	2,228
Operating Expenses
Non-fuel operating expenses	1,233	280	99	(111)	1,501	5	1,506
Fuel expense	398	77	—	—	475	(5)	470
Total Operating Expenses	1,631	357	99	(111)	1,976	—	1,976
Total Non-operating Income (Expense)	(4)	—	(6)	1	(9)	—	(9)
Income (Loss) Before Income Tax	$232	$2	$5	$4	$243	$—	$243

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenue	$2,350	$669	$—	$—	$3,019	$—	$3,019
CPA revenue	—	—	386	(386)	—	—	—
Mileage Plan other revenue	309	65	—	—	374	—	374
Cargo and other	170	—	—	3	173	—	173
Total Operating Revenues	2,829	734	386	(383)	3,566	—	3,566
Operating Expenses
Non-fuel operating expenses	3,630	993	323	(399)	4,547	49	4,596
Fuel expense	569	162	—	—	731	(8)	723
Total Operating Expenses	4,199	1,155	323	(399)	5,278	41	5,319
Total Non-operating Income (Expense)	(19)	—	(22)	2	(39)	(26)	(65)
Income (Loss) Before Income Tax	$(1,389)	$(421)	$41	$18	$(1,751)	$(67)	$(1,818)

	Twelve Months Ended December 31, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenue	$6,750	$1,345	$—	$—	$8,095	$—	$8,095
CPA revenue	—	—	450	(450)	—	—	—
Mileage Plan other revenue	419	46	—	—	465	—	465
Cargo and other	212	3	1	5	221	—	221
Total Operating Revenues	7,381	1,394	451	(445)	8,781	—	8,781
Operating Expenses
Non-fuel operating expenses	4,778	1,097	385	(464)	5,796	44	5,840
Fuel expense	1,589	295	—	—	1,884	(6)	1,878
Total Operating Expenses	6,367	1,392	385	(464)	7,680	38	7,718
Total Non-operating Income (Expense)	(21)	—	(28)	2	(47)	—	(47)
Income (Loss) Before Income Tax	$993	$2	$38	$21	$1,054	$(38)	$1,016
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation (unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in cents)	2020		2019		2020		2019
Consolidated:
Total operating expenses per ASM (CASM)	14.33	¢	11.86	¢	14.33	¢	11.58	¢
Less the following components:
Payroll support program wage offset	(0.23)		—		(2.11)		—
Aircraft fuel, including hedging gains and losses	1.61		2.82		1.95		2.82
Special items - impairment charges and other	2.65		—		1.63		—
Special items - restructuring charges	(1.06)		—		0.59		—
Special items - merger-related costs	0.01		0.03		0.02		0.06
CASM, excluding fuel and special items	11.35	¢	9.01	¢	12.25	¢	8.70	¢

Mainline:
Total operating expenses per ASM (CASM)	13.84	¢	10.95	¢	13.59	¢	10.73	¢
Less the following components:
Payroll support program wage offset	(0.07)		—		(2.17)		—
Aircraft fuel, including hedging gains and losses	1.40		2.64		1.79		2.65
Special items - impairment charges and other	3.17		—		1.73		—
Special items - restructuring charges	(1.27)		—		0.65		—
Special items - merger-related costs	0.01		0.04		0.02		0.08
CASM, excluding fuel and special items	10.60	¢	8.27	¢	11.57	¢	8.00	¢

Fuel Reconciliations (unaudited)

	Three Months Ended December 31,
	2020		2019
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$159	$1.36	$471	$2.19
Losses (gains) on settled hedges	4	0.03	4	0.02
Consolidated economic fuel expense	$163	$1.39	$475	$2.21
Mark-to-market fuel hedge adjustments	(8)	(0.07)	(5)	(0.03)
GAAP fuel expense	$155	$1.32	$470	$2.18
Fuel gallons	117		216

	Twelve Months Ended December 31,
	2020		2019
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$713	$1.54	$1,868	$2.17
Losses (gains) on settled hedges	18	0.04	16	0.02
Consolidated economic fuel expense	$731	$1.58	$1,884	$2.19
Mark-to-market fuel hedge adjustments	(8)	(0.01)	(6)	(0.01)
GAAP fuel expense	$723	$1.57	$1,878	$2.18
Fuel gallons	461		862

Debt-to-capitalization, including operating leases
(in millions)	December 31, 2020	December 31, 2019
Long-term debt	$2,357	$1,264
Long-term and current capitalized operating leases	1,558	1,708
COVID-19 Related Borrowings(a)	734	—
Adjusted debt, net of current portion of long-term debt	4,649	2,972
Shareholders' equity	3,005	4,331
Total Invested Capital	$7,654	$7,303

Debt-to-capitalization ratio, including operating leases	61%	41%
(a)To best reflect our leverage at December 31, 2020, we included the short-term borrowings stemming from the COVID-19 pandemic which are classified as current liabilities in the above calculation.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	December 31, 2020	December 31, 2019
Current portion of long-term debt	$1,138	$235
Current portion of operating lease liabilities	290	269
Long-term debt	2,357	1,264
Long-term operating lease liabilities, net of current portion	1,268	1,439
Total adjusted debt	5,053	3,207
Less: Cash and marketable securities	(3,346)	(1,521)
Adjusted net debt	$1,707	$1,686

(in millions)	Year Ended December 31, 2020	Year Ended December 31, 2019
GAAP Operating Income (Loss)	$(1,753)	$1,063
Adjusted for:
Payroll support program grant wage offset and special items	49	44
Mark-to-market fuel hedge adjustments	(8)	(6)
Depreciation and amortization	420	423
Aircraft rent	299	331
EBITDAR	$(993)	$1,855
Net adjusted debt to EBITDAR	(1.7x)	0.9x

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including the payroll support program wage offset, impairment and restructuring charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations as we focus on cost-reduction initiatives emerging from the COVID-19 pandemic. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as the payroll support program wage offset, impairment and restructuring charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•Cash burn is a measure that has been used by the industry during the COVID-19 pandemic, and we believe it is useful for investors to evaluate our ability to maintain and manage liquidity, as well as a timeline for return to cash generation. This measure has been the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus A321neo family jets and all associated revenues and costs

Net adjusted debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Net adjusted debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan™, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile